FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


     This Fifth Amendment to Loan and Security Agreement ("Amendment") dated this 27th day of March, 1997 between and among CRW FINANCIAL, INC. ("Borrower"), KAPLAN & KAPLAN, INC. ("Kaplan") and CASINO MONEY CENTERS, INC. ("CMC") (Kaplan and CMC being collectively, the "Guarantors" and severally each a "Guarantor") and MELLON BANK, N.A. ("Lender").

                                   BACKGROUND

     A. On May 11, 1995, Borrower, Guarantors, CRW California, Inc. ("CCI"), CRW Texas, Inc. ("CTI") and Lender entered into a certain Loan and Security Agreement pursuant to which financing arrangements were established by Lender for the benefit of Borrower with the credit support of Guarantors, CCI and CTI (which Loan and Security Agreement, as it has been previously modified and may hereafter, from time to time, be modified, supplemented or replaced is hereinafter referred to as the "Loan Agreement").

     B. On September 19, 1996, Borrower, Guarantors, CCI, CTI and Lender entered into a Second Amendment to Loan and Security Agreement ("Second Amendment").

     C. On December 30, 1996, Borrower, Guarantors, CCI, CTI and Lender entered into a Third Amendment to Loan and Security Agreement ("Third Agreement").

     D. On February 3, 1997, Borrower and Guarantors entered into a Fourth Amendment to Loan and Security Agreement ("Fourth Amendment").

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     E. The parties have agreed to modify certain terms and conditions of the
Loan Agreement and desire to set forth their understanding in this Amendment.

     F. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed thereto in the Loan Agreement.

     NOW, THEREFORE, with the foregoing background incorporated herein by reference and made part hereof, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

         1. The definition of "Maturity Date" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and is replaced by the following:

          "Maturity Date - The earlier of (a) August 31, 1997 or (b) the date on which the Borrower has sold sufficient Closing Securities (as defined in the Fourth Amendment) or otherwise made payments with respect to the Obligations so that the Obligations have been paid in full."

         2. The definition of "Maximum Revolving Credit Amount" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and is replaced by the following:

          "Maximum Revolving Credit Amount - $7,500,00"

         3. Section 7.4 of the Loan Agreement is hereby amended to add a new paragraph (c) which reads in full as follows:


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           "(c) No Obligator shall pay any bonus or other similar or special compensation to any executive officer or senior manager of any Obligator."

         4. To induce Lender to increase the Maximum Revolving Credit Amount and make the amendments described above, Borrower and Guarantors are delivering to Lender, on the date hereof, (a) a fee of $5,000 and (b) the following, each in form and substance satisfactory to Lender and its counsel:

               (1) A Replacement Revolving Credit Note in the face amount of $7,500,000 (the "Replacement Note"), duly executed by Borrower, reflecting the increase in the Maximum Revolving Credit Amount.

               (2) A certified copy of the resolutions of the Board of Directors of the Borrower and each of the Guarantors approving this Amendment and the other matters contemplated hereby and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Amendment; and

               (3) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor stating the names of the officers of the Borrower and each Guarantor authorized to sign this Amendment, and the other documents or certificates to be delivered pursuant to this Amendment by the Borrower and each Guarantor or any of its officers, together with the true signatures of such officers.

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         5. Guarantors confirm to Lender that their respective liabilities and obligations under the Loan Agreement and the Surety Agreement dated May 11, 1995 given by the undersigned to Lender continue absolutely and unconditionally, unmodified and in full force and effect.

         6. Obligators jointly and severally represent and warrant to Lender as follows:

               (a) The execution and delivery by Obligators of this Amendment, the Replacement Note and the other documents required hereby, and performance by them of the transactions herein contemplated (i) are and will be within each Obligor's corporate powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of any court or other agency or government, of law or any other indenture, agreement or undertaking to which any Obligator is a party or by which the property of any Obligor is bound, or to be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or incumbrance of any nature on any Property of any Obligor.

               (b) This Amendment, the Replacement Note and any other agreements, instruments and documents executed and/or

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          delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms.

               (c) Borrower hereby ratifies and restates as of the date hereof each of the representations, warranties and covenants contained in the Loan Agreement and thereby represents that all such representations, warranties and covenants are true and correct in all material respects as of the date hereof as if made on the date hereof.

               (d) There has not occurred as of the date hereof any material adverse change in the business, operations, condition (financial or otherwise) or business prospects of any Obligor since September 30, 1996 (as the financial condition is reflected on financial statements of Obligators as of such date delivered to Lender).


               (e) As of the date hereof, there is $6,500,000 owing by Borrower to Lender under the Revolving Credit without defense, setoff or counterclaim.


               (f) As of the date hereof, there are no defaults or Events of Default existing or continuing under the Loan Agreement.



          7. Borrower reconfirms its obligation to reimburse Lender on demand for all of Lender's reasonable expenses (including without limitation reasonable attorney's fees and costs) incurred in connection with this Amendment and the transactions contemplated hereby.


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          8. This Amendment shall amend and is incorporated into the Loan
Agreement into the Loan Agreement. To the extent of any express inconsistency between the terms hereof and the terms of the Loan Agreement, the terms hereof shall control. Except as expressly amended by this Amendment, all of the terms and conditions of the Loan Agreement remain in full force and effect. Without limiting the generality of the foregoing, Borrower reconfirms that all collateral (including without limitation Borrower's pledge to Lender of the stock of TWI and the Closing Securities) secures and shall continue to secure all of the Obligations.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment by their respective duly authorized officers as of the day and year first above written.


CRW FINANCIAL, INC.                               MELLON BANK, N.A.


By: /s/ Jonathan P. Robinson                      By: /s/ Liz Mellace
    -----------------------------                 -----------------------------

Attest: /s/ J. Brian O'Neill
        -------------------------

CASINO MONEY CENTERS, INC.

By: /s/ Jonathan P. Robinson
    -----------------------------

Attest: /s/ J. Brian O'Neill
        -------------------------

KAPLAN & KAPLAN, INC.

By: /s/ Jonathan P. Robinson
    -----------------------------

Attest: /s/ J. Brian O'Neill
        -------------------------

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